UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 North Ocean Blvd., Suite 306 Deerfield Beach, Florida		33441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 26, 2013, usell.com, Inc. (the “Company”) amended its Series D Preferred Stock ("Series D") Certificate of Designation (the “Amendment”) in order to provide holders of its Series D with the right to convert their Series D at any time. Prior to the Amendment being filed, the Series D was convertible at each holder’s option in the event of a change of control of the Company or a liquidation event. The Second Amended and Restated Certificate of Designation has been filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Upon conversion of their Series D, the Company issued 16,250,000 shares of common stock to five Series D holders. The shares of common stock issued to the Series D holders were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 3(a)(9).

On February 25, 2013, the Company granted Sergio Zyman 3,500,000 shares of fully-vested common stock in connection with his employment as Chief Executive Officer of the Company. The shares of common stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506 thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 3.02 regarding the grant to Mr. Zyman is incorporated by reference under this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.02 regarding the Amendment is incorporated by reference under this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Second Amended and Restated Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: March 1, 2013	By:	/s/ Daniel Brauser
	Name:	Daniel Brauser
	Title:	President